Subsidiaries of Registrant



1.       Consolidated Subsidiaries                            Exhibit (21.0)

                                                     Percent  Organized Under
                                                       Owned      the Laws of
Subsidiaries of General Signal Corporation:
Aurora/Hydromatic Pumps Inc.                            100     Delaware
Borri Elettronica Industriale S.r.l.                    100     Italy
DeZurik of Australia Proprietary Ltd.                   100     Australia
DeZurik Vertriebes GmbH                                 100     Austria
Fairbanks Morse Pump Corporation                        100     Kansas
GCA International Corporation                           100     New Jersey
GS Building Systems Corporation                         100     Connecticut
Subsidiary of GS Building Systems Corporation:
Dual-Lite Manufacturing, Inc.                           100     Delaware
General Signal FSC Inc.                                 100     Virgin Islands
General Signal Holdings Company                         100     Delaware
Subsidiaries of General Signal Holdings Company:
General Signal Technology Corporation                   100     Delaware
Subsidiaries of General Signal Technology Corporation:
General Farebox Service of Atlanta, Inc.                100     Delaware
General Signal Japan Corporation                        100     Japan
General Signal International Corporation                100     Delaware
General Signal Limited                                  100     Ontario
General Signal SEG Asia, Ltd.                           100     Hong Kong
General Signal SEG SARL                                 100     France
General Signal UK Limited                               100     England
Subsidiaries of General Signal UK Limited:
DeZurik International Ltd.                              100     England
GCA Limited                                             100     England
G.S. Iona Ltd.                                          100     England
General Signal SEG, Ltd.                                100     England
Leeds & Northrup Limited                                100     England
Lightnin Europe Limited                                 100     England
Lightnin Mixers Limited                                 100     England
Subsidiaries of Lightnin Mixers Ltd.:
Deutsche Lightnin Jesse Mischtechnik
Verwaltungsgesellschaft GmbH (Remaining                  90     Germany
10% owned by General Signal Corporation)
Turbo Maschinenbau GmbH                                 100     Germany
Turbo Lightnin Mischtechnik GmbH & Co. KG               100     Germany

                                                     Percent  Organized Under
                                                       Owned      the Laws of

Sola (UK) Limited                                       100     England
Tau-Tron (UK) Limited                                   100     England
Telenex Europe Limited                                  100     England
Leeds & Northrup Company                                100     Delaware
Subsidiaries of Leeds & Northrup Company:
Leeds & Northrup Australia Pty., Ltd.                   100     Australia
Subsidiary of Leeds & Northrup Australia Pty., Ltd.:
Leeds & Northrup (New Zealand) Ltd.                     100     New Zealand
Leeds & Northrup GmbH                                   100     Germany
Leeds & Northrup Mexicana, S.A.                         100     Mexico
Leeds & Northrup S.A.                                   100     Spain
LDN, Ltd.                                               100     Delaware
Subsidiaries of LDN, Ltd.:
Leeds & Northrup (France) SARL                          100     France
L.D.N. Netherlands, B.V.                                100     Netherlands
L&N Singapore, Pte., Ltd.                               100     Singapore
Leeds & Northrup Italy, S.p.A.                           53     Italy
(47% owned by Leeds & Northrup Company)
Lightnin China Mixers Co. Ltd.                          100     China
Lightnin Mixers Pty. Ltd.                                60     Australia
(Remaining 40% owned by General Signal Ltd.)
Lightnin Pte. Ltd.                                      100     Singapore
Metal Forge Company, Inc.                               100     Delaware
Shenyang Stock Electric Power Equipment Company, Limited100     China
Sola Australia, Limited                                 100     Australia
Sola Electric AG                                        100     Switzerland
Subsidiary of Sola Electric AG:
Borri Stromversorgunanlagen GmbH                        100     Germany
Stock Japan, Ltd.                                       100     Japan
Telenex Corporation                                     100     New Jersey

2.       Other Subsidiaries

     The following minor foreign subsidiaries and the investment in 50-percent-or-less owned companies, which are not material individually or in the aggregate in relation to the financial statements, are carried at cost plus equity in undistributed earnings since acquisition.

Subsidiaries of General Signal Corporation:

DeZurik - India                                             40    India
DeZurik Japan Co., Ltd.                                     48    Japan
DeZurik Mexico, S.A. de C.V.                                49    Mexico
General Signal Acquisition Corporation                     100    Delaware
General Signal Corporation                                 100    Delaware
GSR Merger Sub Inc.                                        100    Delaware
HMS Ventures Ltd.                                           14    California
High Ridge Company, Limited                                100    Bermuda
Industrias Sola Basic, S.A.                                 49    Mexico
Koyo Lindberg Ltd.                                          50    Japan
New Signal, Inc.                                           100    Delaware
Solamex, S.A. de C.V.                                       48    Mexico
Subsidiaries of Solamex, S.A. de C.V.:
Industrial GESCA S.A. de C.V.                               99    Mexico
Inmobiliaria S-Tres, S.A. de C.V.                           99    Mexico
Inmobiliaria S-Dos, S.A. de C.V.                            99    Mexico
Inmobiliaria Solamex, S.A. de C.V.                          99    Mexico
Productora Y Maquiladora Queretana S.A. de C.V.             99    Mexico
Terasaki Nelson Ltd.                                        50    Japan